SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               September 23, 2005
                Date of report (Date of earliest event reported)


                                 ENUCLEUS, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         0-14039                                          11-2714721
 ----------------------                      ----------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)




                           2850 W. Golf Road, Ste. 405
                            Rolling Meadows, IL 60008
                     --------------------------------------
                    (Address of Principal Executive Offices)


                                  847/364-7700
               --------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 15, 2005, eNucleus, Inc. (the "Company") entered into a Stock Purchase Agreement with Sigma Opportunity Fund, L.L.C., an accredited investor, for the sale of 2,000,000 shares of common stock of the Company at $0.26 per share. Under this agreement, the investor also received a warrant to purchase 500,000 shares of common stock of the Company at a strike price of $0.35 per share. Such warrant expires five years from the date of issuance.

On September 15, 2005, the Company also entered into a Registration Rights Agreement with Sigma Opportunity Fund, L.L.C. in connection with the above-referenced Stock Purchase Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file within 30 days a Registration Statement covering the shares of common stock purchased by Sigma Opportunity Fund, L.L.C. and agreed to use its best efforts to cause the Registration Statement to become effective within a certain period of time. The Registration Rights Agreement includes other terms, such as demand rights if all the common stock is not registered or if the Registration Statement is subsequently not effective, unlimited "piggy back" registration rights and liquidated damages to the purchaser of the common stock of 25% of the purchase price per annum payable on a monthly basis if the shares of common stock are not registered pursuant to an effective Registration Statement within a certain period of time.

The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement which appears as Exhibit 1.01.1 hereto and the Registration Rights Agreement which appears as Exhibit 1.01.2.

On September 22, 2005, the Company entered into an Export Finance Facility Agreement with CCH Europe GmbH, a limited liability company incorporated under the Laws of the Federal Republic of Germany ("CCH"). Pursuant to this agreement, CCH agreed to extend financing to the Company starting at $1 million and under certain circumstances can be increased up to $5,000,000 through the purchase of certain of the Company's foreign accounts receivable.

The foregoing description is qualified in its entirety by reference to the Export Finance Facility Agreement which appears as Exhibit 1.01.3 hereto.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
On September 15, 2005, pursuant to the Stock Purchase Agreement described under
Item 1.01 above, the Company issued 2,000,000 shares of common stock to Sigma Opportunity Fund, L.L.C. and a warrant to purchase 500,000 shares of common stock to such investor. The warrant is exercisable at $0.35 per share and expires five years from the date of issuance. The Company obtained gross proceeds of $520,000 in cash at the closing. No underwriter was utilized in this transaction.

The foregoing issuances were made in reliance upon the exemption provided in
Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act. The recipients of such securities received, or had access to, material information concerning the Company, including, but not limited to, the Company's reports on Form 10-KSB, Form 10-QSB, and Form 8-K, as filed with the SEC. Except as set forth above, no discount or commission was paid in connection with the issuance of the common stock and the warrants.

ITEM 7.01 REGULATION FD DISCLOSURE

On September 23, 2005, the Company issued a press release, which appears as
Exhibit 7.01.1 hereto, regarding the Company's completion of the closing under the Stock Purchase Agreement and the Export Finance Facility Agreement. Such press release is incorporated by reference in response to this Item 7.01.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT NO.         DESCRIPTION

1.01.1 Stock Purchase Agreement by and between Sigma Opportunity Fund, L.L.C. and eNucleus, Inc.

1.01.2 Registration Rights Agreement by and between Sigma Opportunity Fund, L.L.C. and eNucleus, Inc.

1.01.3 Export Finance Facility Agreement by and between CCH Europe GmbH and eNucleus, Inc.

7.01.1              Press Release







SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            ENUCLEUS, INC.

Date: September 23, 2005                    /s/  Randy Edgerton
                                            -----------------------------------
                                                 Randy Edgerton
                                                 Chief Executive Officer
                                                 and President